UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2011

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, Harman International Industries, Incorporated (“Harman”) entered into an agreement with Dr. Klaus Blickle (the “Termination Agreement”), the former Chief Executive Officer of Harman’s Automotive Division, to terminate the Managing Director Employment Agreement between Harman Management GmbH and Dr. Blickle, dated May 30, 2008 (the “MDEA”). The MDEA was filed with Harman’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 29, 2008.

The Termination Agreement provides that the MDEA will terminate effective as of June 30, 2011. Pursuant to the Termination Agreement, and prior to the termination of the MDEA, Dr. Blickle will continue to receive compensation, including a salary of €41,666 per month (based upon a €500,000 annual salary) and a June 2011 bonus payment of €45,000. Prior to the termination of the MDEA, Dr. Blickle will also continue to receive certain benefits including insurance, tuition reimbursement for his children and use of a company car. The Termination Agreement also amends certain provisions of the MDEA related to Dr. Blickle’s right to receive a pension, provided certain conditions are satisfied.

A copy of the Termination Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. The foregoing summary of the Termination Agreement is qualified in its entirety by reference to the text of the Termination Agreement filed herewith.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1 Agreement between and among Harman Management GmbH and Dr. Klaus Blickle, dated February 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President, General Counsel and Secretary

Date: March 1, 2011